VOTING AGREEMENT


        THIS VOTING AGREEMENT is made and dated for reference effective as of the _ day of January, 1999.

BETWEEN:

          AZCO MINING INC., a company duly incorporated under the laws of the State of Delaware, U.S.A., and having an executive office and an address for notice and delivery located at Suite 1250, 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

          (the "Company");

                                                               OF THE FIRST PART

AND:

          ARIZONA MICA PROPERTIES, INC., a company duly incorporated under the laws of the State of Arizona, U.S.A., and having an address for notice and delivery located at c/o Moore & Benham, P.L.C., of 1144 East Jefferson, Phoenix, Arizona, U.S.A., 85034

          ("Arizona Mica");

                                                              OF THE SECOND PART

AND:

          LAWRENCE G. OLSON, JOHN 0. RUD and FLOYD M BLEAK, the UNDERSIGNED SHAREHOLDERS OF ARIZONA MICA, each having an address for notice and delivery also located at c/o Moore & Benham, P.L.C., of 1144 East Jefferson, Phoenix, Axizona, U.S.A., 85034

          (each such individual being a "Shareholder");

                                                               OF THE THIRD PART

AND:

          ALAN P. LINDSAY and ANTHONY R. HARVEY, each being a shareholder of the Company and having an address for notice and delivery located at Suite 1250, 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

          (each such individual being,a "Company Shareholder");

                                                              OF THE FOURTH PART

          (The Company, Arizona Mica, the Shareholders and the Company Shareholders being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A. In accordance with the terms and conditions of a certain "Agreement And Plan Of Merger" dated of even date herewith (the "Plan of Merger"), as entered into among the Company, Arizona Mica, the Shareholders and the Company's wholly-owned subsidiary, Sanchez Mining, Inc. ("Sanchez"), the Company and the Shareholders have therein determined to merge Arizona Mica with and into Sanchez, as the surviving corporation, and, thereby, provide for the Company's acquisition, through Sanchez, of all of the rights of Arizona Mica and its Shareholders to develop 43 unpatented lode mining claims located in Yavapai County, Arizona, in consideration for the issuance from treasury by the Company to the Shareholders of an aggregate of 4,500,000 common shares of the Company (collectively, the "Shares");

B. It is a condition of the Plan of Merger that the Shareholders thereby grant to management of the Company the right to vote in respect of the Shares for a period of five years from their date of issuance (the "Term") wherein the Shareholders shall vote in favour of nominees of management to the Board of Directors of the Company at any meeting of the shareholders of the Company (the "Voting Agreement"),

C. It is a further condition of the Plan of Merger that during the Term of the Voting Agreement the Company shall appoint one nominee of the Shareholders to the Board of Directors of the Company (the "Shareholders' Nominee"); and

D. The Parties hereto have agreed to enter into this agreement (the "Agreement") which formalizes the existing agreement, as set forth in the Plan of Merger, to grant the Voting Agreement and to appoint the Shareholders' Nominee during the Term and on the terms and conditions hereinafter contained;

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:

                                   Article I
                                 INTERPRETAT10N

1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

     (a) "Arizona Mica" means Arizona Mica Properties, Inc., a company duly incorporated under the laws of the State of Arizona, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

     (b)  "Agreement"   means  this  Voting  Agreement  as  from  time  to  time
          supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof-,

     (c) "associate" and/or "affiliate" mean any associate and/or affiliate of any of the Shareholders hereto as those terms are broadly defined under all applicable corporate and securities laws;

     (d) "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

     (e) "Company" means Azco Mining Inc., a company duly incorporated under the laws of the State of Delaware, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

     (f) "Company Shareholders" means Alan P. Lindsay and Anthony R. Harvey, being shareholders and Directors of the Company and who have become Parties to this Agreement for the sole purpose of ensuring more complete compliance by the Company with the voting agreement provisions of Delaware's general corporation laws;

     (g) "Party" or "Parties" means the Company, Arizona Mica, the Shareholders and/or the Company Shareholders hereto, as the context so requires, and their respective successors and permitted assigns as the context so requires;

     (h) "Plan of Merger" has the meaning ascribed to it in recital "A." hereinabove;

     (i) "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities,

     (j) "Regulatory Authorities" means The Toronto Stock Exchange, The American Stock Exchange and such other regulatory agencies who have jurisdiction over the affairs of the Parties hereto and including, without limitation, and where applicable, the British Columbia Securities Commission, the Ontario Securities Commission, the United States Securities and Exchange Commission and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

     (k)  "Shareholder" or "Shareholders"  means each of Lawrence G. Olson, John
          0. Rud and/or Floyd R. Bleak, being all of the Shareholders of Arizona Mica, together with each of their respective successors and permitted assigns as the context so requires;

     (1) "Shareholders' Nominee" has the meaning ascribed to it in recital "C." hereinabove;

     (m)  "Shares" has the meaning ascribed to it in recital "A." hereinabove;

     (n)  "Term" has the meaning ascribed to it in recital "B." hereinabove; and
          (o) "Voting Agreement" has the meaning ascribed to it in recital "B." hereinabove.

1.2 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

     (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

     (c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

     (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

                                   Article II
                   VOTING AGREEMENT AND SHAREHOLDERS' NOMINEE

2.1  Establishment of the Voting Agreement.  Subject  to any prior and  required
Regulatory  Approval  from  any  Regulatory  Authorities,  during  the  Term the
Shareholders hereby irrevocably grant and declare the Voting Agreement in respect of the Shares and in favour of management of the Company, as such management may exist from time to time, and hereby irrevocably appoint such member of the Board of Directors of the Company as such Board of Directors of the Company may determine, from time to time and in its sole and absolute discretion, to vote on behalf of the Shareholders and in favour of the Company's management's nominees for the Board of Directors of the Company and including, without limitation, the Shareholders' Nominee, at any meeting of the shareholders of the Company during the Term.

2.2 Establishment of the Shareholders' Nominee. Subject to any prior and required Regulatory Approval ftom any Regulatory Authorities, during the Term the Company hereby agrees to appoint the Shareholders' Nominee to the Board of Directors of the Company and, in this regard, hereby agrees to include the Shareholders' Nominee as a nominee for the Board of Directors of the Company at any meeting of the shareholders of the Company during the Term.

2.3 Voting Agreement as a condition of the Plan of Merger. Each of the Shareholders hereby acknowledges and agrees that the within Voting Agreement has been entered into as a term and condition of the Plan of Merger and, accordingly, that this Agreement is binding for all purposes in consideration of such and that the terms hereof may not be changed and the Voting Agreement may not be challenged without the consent of the Company, which shall have sole and unfettered discretion as to how it considers any request for amendment.

2.4 Assignment or Transfer of any of the Shares underlying the Voting Agreement. Notwithstanding the terms of the within Voting Agreement, it is hereby acknowledged and agreed that, subject at all times to all existing resale restrictions under applicable securities legislation affecting the Shares, the Shareholders may sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the said Shares or beneficial ownership of or any interest in them without the consent of any other Party hereto; provided, always, that any such sale, assignment or transfer is made to a party which is neither an affiliate nor an associate of the Shareholder failing which any such sale, assignment or transfer, in addition to being subject to the consent of all other Parties hereto, will be subject to such affiliate or associate becoming bound in writing to the terms and conditions of this Agreement. In this regard it hereby further acknowledged and agreed that any Shares which become the subject of any sale, assignment or transfer to a party which is neither an affiliate nor an associate of a Shareholder will no longer be subject to the terms and conditions of this Agreement.

                                  Article III
                               GENERAL PROVISIONS

3.1 Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

3.2 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Each Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

3.3 No Assignment. This Agreement may not be assigned by either Party except with the prior written consent of the other Party.

3.4  Time of the Essence. Time will be of the essence of this Agreement.

3.5 Regulatory Authorities. This Agreement is subject to the prior Regulatory Approval, if required, of each of the Regulatory Authorities.

3.6 Further Assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

3.7 Representation and Costs. It is hereby acknowledged by each of the Parties hereto that, as among the Company, Arizona Mica and the Shareholders herein, Devlin Jensen, Barristers and Solicitors, acts solely for the Company, and that Arizona Mica and the Shareholders have been advised by Devlin Jensen to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen shall be at the cost of the Company.

3.8 Applicable Law. This Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of Arizona, U.S.A.

3.9 Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

3.10 Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

3.11 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth on the front page of this Agreement.

3.12 No Partnership or Agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, the other Party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

3.13 Consents and Waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement;  or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

        IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as at the date first above written.

The CORPORATE SEAL of                     )
AZCO MINING, INC.                         )
was hereunto fixed in the presence of     )
                                          )
/s/ Alan Lindsay                          )         (C/S)
-------------------------------------     )
Authorized Signatory                      )

The CORPORATE SEAL of                     )
ARIZONA MICA PROPERTIES, INC.             )
was hereunto fixed in the presence of     )
                                          )
/s/ Lawrence G. Olson                     )         (C/S)
-------------------------------------     )
Authorized Signatory                      )

SIGNED, SEALED and DELIVERED by           )            NUMBER OF SHARES
LAWRENCE G. OLSON                         )            IN VOTING AGREEMENT
a Shareholder herein, in the presence of  )
                                          )            1,500,000
/s/ Michael J. Bradley                    )            ---------
----------------------                    )
Witness Signature                         )
                                          )
1144 E. Jefferson, Phx, AZ                )            /s/ Lawrence G. Olson
--------------------------                )            ---------------------
Witness Address                           )            Lawrence G. Olson
                                          )
Michael J. Bradley, Paralegal             )
-----------------------------             )
Wintess Name and Occupation               )


SIGNED, SEALED and DELIVERED by           )            NUMBER OF SHARES
JOHN 0. RUD                               )            IN VOTING AGREEMENT
a Shareholder herein, in the presence of  )
                                          )            1,500,000
/s/ Michael J. Bradley                    )            ---------
----------------------                    )
Witness Signature                         )
                                          )
1144 E. Jefferson, Phx, AZ                )            /s/ John O. Rud
--------------------------                )            ---------------
Witness Address                           )            John O. Rud
                                          )
Michael J. Bradley, Paralegal             )
-----------------------------             )
Wintess Name and Occupation               )

SIGNED, SEALED and DELIVERED by           )            NUMBER OF SHARES
FLOYD R. BLEAK                            )            IN VOTING AGREEMENT
a Shareholder herein, in the presence of  )
                                          )            1,500,000
/s/ Michael J. Bradley                    )            ---------
----------------------                    )
Witness Signature                         )
                                          )
1144 E. Jefferson, Phx, AZ                )            /s/ Floyd R. Bleak
--------------------------                )            ------------------
Witness Address                           )            Floyd R. Bleak
                                          )
Michael J. Bradley, Paralegal             )
-----------------------------             )
Wintess Name and Occupation               )

SIGNED, SEALED and DELIVERED by           )
ALAN P. LINDSAY, a Company Shareholder    )
herein, in the presence of                )
                                          )
/s/ Theresa L. Grigg                      )
--------------------                      )
Witness Signature                         )
                                          )
307-1275 W. 15th Ave Van BC V6H 1R9       )
-----------------------------------       )
Witness Address                           )
                                          )
Theresa L. Grigg, Executive Assistant     )
-------------------------------------     )
Witness Name and Occupation               )


SIGNED, SEALED and DELIVERED by           )
ANTHONY R. HARVEY, a Company              )
Shareholder herein, in the presence of    )
                                          )
/s/ Theresa L. Grigg                      )
--------------------                      )
Witness Signature                         )
                                          )
307-1275 W. 15th Ave Van BC V6H 1R9       )
-----------------------------------       )
Witness Address                           )
                                          )
Theresa L. Grigg, Executive Assistant     )
-------------------------------------     )
Witness Name and Occupation               )

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